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                                                                     Exhibit 4.4


                                    GUARANTEE


                  The undersigned, Target Directories of Michigan, Inc. (the "Guarantor") hereby unconditionally guarantees, on a senior subordinated basis, jointly and severally with all other guarantors under the Indenture dated as of May 23, 2001 by and among TransWestern Publishing Company LLC, a Delaware limited partnership (the "Company"), TWP Capital Corp. II, a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), the Guarantor named therein and Wilmington Trust Company, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                        Target Directories of Michigan, Inc.,
                                            as Guarantor

                                        By:         /s/ Joan M. Fiorito
                                            ------------------------------------
                                            Name:   Joan M. Fiorito
                                            Title:  Vice President - Chief
                                                    Financial Officer